EXHIBIT 23.2

                   NSAI NETHERLAND, SEWELL & ASSOCIATES, INC.
                         WORLDWIDE PETROLEUM CONSULTANTS

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                Consent of Netherland, Sewell & Associates, Inc.
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We hereby consent to the use in this Registration Statement on Form SB-2 of our report dated March 25, 2004, relating to the financial statements of American Natural Energy Corporation, which appears in such Registration Statement. We also consent to the reference to us under the heading "Expert" in such Registration Statement.

                                     Netherland, Sewell & Associates, Inc.



                                     By: /s/ Fredric Sewell
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                                             Fredric Sewell
                                             Chairman & Chief Executive Officer

Houston, Texas
April 20, 2004

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4500 Thanksgiving Tower - 1601 Elm Street - Dallas, Texas 75201-4754 -
Ph: 214-969-5401 - Fax: 214-969-5411
1221 Lamar Street, Suite 1200 - Houston, Texas 77010-3072 - Ph: 713-654-4950 -
Fax: 713-654-4951